AGREEMENT AND PLAN OF MERGER

                                       OF

                        J.A.B. INTERNATIONAL TRADING CO.

                               AS THE "MERGED CO"

                                      into
                  BRUSH CREEK MINING AND DEVELOPMENT CO., INC.

                                AS THE "COMPANY"

                              DATED: APRIL 12, 1999

                                        TABLE OF CONTENTS
   ARTICLE I......................................................................................................1
   DEFINITIONS....................................................................................................1
     1.1     Defined Terms........................................................................................1
     1.2     Other Defined Terms..................................................................................6
   ARTICLE 2......................................................................................................6
   PURCHASE AND EXCHANGE OF STOCK.................................................................................7
     2.2     The Merger...........................................................................................7
     2.3     Merger Conversion....................................................................................7
     2.7     Dissenting Shareholders..............................................................................8
     2.8     No Further Rights or Transfers.......................................................................8
     2.9     Articles of Incorporation, Registered Agent of the Surviving Corporation.............................8
     2.10    Directors and Officers of the Surviving Corporation..................................................8
     2.11    Tax-Free Reorganization..............................................................................9
   ARTICLE 3......................................................................................................9
   CLOSING........................................................................................................9
     3.1     Closing..............................................................................................9
     3.2     Deliveries at Closing................................................................................9
   ARTICLE 4.....................................................................................................10
   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................................10
     4.1     Organization; Capitalization........................................................................10
     4.2     Authorization.......................................................................................10
     4.3     Consents and Approvals..............................................................................11
     4.4     Title to Assets.....................................................................................11
     4.5     Facilities..........................................................................................11
     4.6     Contracts; No Defaults..............................................................................12
     4.7     No Conflict or Violation............................................................................13
     4.8     Audited Financial Statements........................................................................13
     4.9     Absence of Certain Changes or Events................................................................13
     4.10    No Undisclosed Liabilities..........................................................................15
     4.11    Accounts Receivable.................................................................................15
     4.12    Inventories.........................................................................................15
     4.13    Intellectual Property Rights........................................................................15
     4.14    Litigation..........................................................................................16
     4.15    Labor Matters.......................................................................................17
     4.16    Compliance with Law; Permits........................................................................17
     4.17    Taxes...............................................................................................17
     4.18    Severance Arrangements..............................................................................18
     4.19    Insurance...........................................................................................18
     4.20    Purchase Commitments and Outstanding Bids...........................................................19
     4.21    Suppliers...........................................................................................19
     4.22    Bank Accounts.......................................................................................19
     4.23    Environmental Matters...............................................................................19
     4.24    Employee Benefit Plans..............................................................................21
     4.25    No Brokers..........................................................................................23
     4.26      No Other Agreements to Sell the Assets or Capital Stock of the Company............................23
     4.27    Books and Records...................................................................................23
     4.28    Americans With Disabilities Act Compliance..........................................................23
     4.29    Material Misstatements Or Omissions.................................................................23
     4.30    Investments.........................................................................................23
     4.31    Insider Interests...................................................................................23
     4.32    Tax Free Reorganization.............................................................................24
   ARTICLE 5.....................................................................................................25
   REPRESENTATIONS AND WARRANTIES OF MERGED CO...................................................................25
     5.1     Organization of Merged Co and Mergeco...............................................................25
     5.2     Authorization.......................................................................................25
     5.3     No Conflict or Violation............................................................................25

                                       ii


     5.4     Consents and Approvals..............................................................................25
     5.5     No Brokers..........................................................................................26
     5.6     Securities Act of 1933..............................................................................26
   ARTICLE 6.....................................................................................................26
   COVENANTS OF THE STOCKHOLDERS, THE COMPANY, AND MERGED CO.....................................................26
     6.1     Further Assurances..................................................................................26
     6.2     Conduct of Business.................................................................................26
     6.3     Records.............................................................................................28
     6.4     Access to Contracts, Books and Records..............................................................28
     6.5     Environmental.......................................................................................28
     6.6     Financial Statements................................................................................29
     6.7     Notification of Certain Matters.....................................................................29
     6.8     No Mergers, Consolidations, Sale of Stock Etc.......................................................29
     6.9     Landlord Consents...................................................................................29
     6.10    Payment of Indebtedness by Affiliates...............................................................29
     6.11    Approval of Shareholders............................................................................30
     6.12    Dissenters' Rights..................................................................................30
     6.13    Certificates of Merger..............................................................................30
   ARTICLE 7.....................................................................................................30
   CONDITIONS TO MERGED CO'S OBLIGATIONS.........................................................................30
     7.1     Representations, Warranties and Covenants...........................................................30
     7.2     No Injunction.......................................................................................30
     7.3     Certificates........................................................................................30
     7.4     Corporate Documents.................................................................................30
     7.5     Due Diligence.......................................................................................30
   ARTICLE 8.....................................................................................................30
   CONDITIONS TO MERGED CO'S OBLIGATION..........................................................................30
     8.1     Representations, Warranties and Covenants...........................................................30
     8.2     Consents; Regulatory Compliance and Approval........................................................31
     8.3     No Governmental Proceedings or Litigation...........................................................31
     8.4     Due Diligence.......................................................................................31
     8.5     No Injunction.......................................................................................31
     8.6     Certificates........................................................................................31
   ARTICLE 9.....................................................................................................31
   ACTIONS BY THE PARTIES AFTER THE CLOSING......................................................................31
     9.1     Books and Records...................................................................................31
     9.2     Survival of Representations, Etc....................................................................31
     9.3     Indemnification.....................................................................................32
     9.4     Certain Tax Matters.................................................................................34
     ARTICLE 10..................................................................................................34
   MISCELLANEOUS.................................................................................................34
     10.1    Assignment..........................................................................................34
     10.2    Notices; Transfer of Funds..........................................................................34
     10.3    Choice of Law.......................................................................................35
     10.4    Submission to Jurisdiction..........................................................................35
     10.5    Entire Agreement, Amendments and Waivers............................................................35
     10.6    Multiple Counterparts...............................................................................35
     10.7    Expenses............................................................................................35
     10.8    Invalidity..........................................................................................36
     10.9    Titles; Gender......................................................................................36
     10.10     Publicity.........................................................................................36
     10.11     Burden and Benefit................................................................................36
     10.12     Cumulative Remedies...............................................................................36
     10.13     WAIVER OF JURY TRIAL..............................................................................36

                                  AGREEMENT AND PLAN OF MERGER

         This Agreement ("'Agreement") dated as of March 30, 1999, is by and between J.A.B. INTERNATIONAL TRADING CO., a Florida corporation ("Merged Co"), and BRUSH CREEK MINING AND DEVELOPMENT CO., INC., a Nevada corporation (the "Company").

                                           BACKGROUND

         A. The Stockholders own a majority of the issued and outstanding capital stock of Merged Co.

         B. The parties wish to provide for the terms and conditions upon which a merger of Merged Co with the Company would be consummated.

         C. The Boards of Directors of Merged Co and the Company have approved the merger of the constituent corporations pursuant to the terms of this Agreement.

         D. Merged Co and the Company desire to make certain representations, warranties, covenants, and agreements in connection with the transactions contemplated by this Agreement.

         E. The parties desire to effect this transaction in one or more transactions that together will constitute a tax-free merger under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, to the extent provided therein.

                                       TERMS OF AGREEMENT

         In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                            ARTICLE I

                                           DEFINITIONS

         1.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings. Any of these terms, unless the context otherwise requires, may be used in the singular or plural depending upon the reference.

                  "ADA" shall mean the Americans with Disabilities Act of 1990.

                  "Affiliate" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "Assets" shall mean all of the Company's right, title and interest in and to all properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by the Company or in which the Company has any interest whatsoever, including, without limitation, all of the Company's right, title and interest in the following:

                  (a) all accounts and notes receivable, refunds or deposits and prepaid expenses (including, without limitation, any prepaid insurance premiums);

                  (b) all cash and cash equivalents;

                  (c) all Contract Rights;

                  (d) all Leases;

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 1

                  (e) all Leasehold Estates;

                  (f) all Leasehold Improvements;

                  (g) all Owned Real Property;

                  (h) all Fixtures and Equipment;

                  (i) all Inventory;

                  (j) all Books and Records;

                  (k) all Intellectual Property Rights;

                  (l) all Claims;

                  (m) all Insurance Policies;

                  (n) all Permits;

                  (o) all computers and software and software licenses; and

                  (p) all available supplies, sales literature, promotional literature, customer, supplier and distributor lists, art work, display units, telephone and fax numbers and purchasing records of the Company; and guaranties made by suppliers in connection with the Assets or services furnished to the Company.

                  "Audited Balance Sheet Date" shall mean June 30, 1998.

                  "Audited Balance Sheet" shall mean the audited balance sheet of the Company, together with the notes thereto, dated the Audited Balance Sheet Date.

                  "Audited Financial Statements" shall mean (i) the Company's audited balance sheets dated June 30, 1996, June 30, 197, and June 30, 1998, and the related statements of income, shareholders' equity, and cash flows for each of the three fiscal years then ended and accompanied by the report of the Company's Auditor.

                  "Benefit Arrangement: shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not a Welfare Plan, Pension Plan or Multi-employer Plan, (ii) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or an ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability, and (iii) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                  "Books and Records" shall mean all books, records, lists, ledgers, files, reports, plans, drawings and operating records of any kind pertaining to the Company, including, without limitation, all corporate and tax books and records of the Company.

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 2

                  "Claims" shall mean all claims, causes of action, chooses in action, rights of recovery and rights of set-off of whatever kind or description against any person or entity arising out of or relating to the Assets or relating to the Company.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations.

                  "Company Stock" shall mean shares of the Company's common stock, par value $0.0001 per share.

                  "Contract" shall mean any of the agreements, contracts, Leases, notes, loans, evidence of indebtedness, purchase orders, letters of credit, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, policies, purchase and sales orders, quotations and other executory commitments to which the Company is a party or to which any of the Assets is subject, whether oral or written, express or implied.

                  "Contract Rights" shall mean all of the Company's rights and obligations under each Contract.

                  "Disclosure Schedules" shall mean the schedules executed and delivered by the Company and Stockholders to Merged Co which set forth any exceptions to the representations and warranties contained in Article 4 hereof and certain other information called for by Article 4 hereof and other provisions of this Agreement. Unless otherwise specified, each reference in
Article 4 to any numbered section is a reference to that numbered section which is included in the Disclosure Schedules. The Disclosure Schedules will be attached collectively to this Agreement.

                  "Employee Plans" shall mean all Benefit Arrangements, Multi-employer Plans, Pension Plans and Welfare Plans.

                  "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other rights of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future and any contingent sale or other title retention agreement or lease in the nature thereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with the Company as defined in Section 414(b) or (c) of the Code.

                  "Facilities" shall mean all plants, offices, manufacturing facilities, stores, warehouses, improvements, administration buildings, and all real property and related facilities owned or leased by the Company.

                  "Facility Leases" shall mean all of the Leases of Facilities.

                  "Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery and equipment, spare parts, supplies, Vehicles and other tangible personal property owned by the Company and located in, at or upon the Facilities as of the Audited Balance Sheet Date plus all additions, replacements or deletions since the Audited Balance Sheet Date.

                  "401(k) Plan" shall mean the 401(k) Profit Sharing Plan for Employees of the Company.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 3

                  "Indebtedness" shall mean, at any date, without duplication,
(i) all obligations of the Company for borrowed money properly recordable as a liability on the financial statements of the Company, (ii) all obligations properly recordable as a liability on the financial statements of the Company, evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of the Company to pay the deferred purchase price of property except trade accounts payable arising in the ordinary course of business, (iv) the net present value of future minimum lease payments under capital leases, (v) all Indebtedness (as defined in clauses (i) through (iv) above) of others secured by a lien on any asset of the Company, whether or not such Indebtedness is assumed by the Company, and (vii) all Indebtedness (as defined in clauses (i) through (v) above) of others guaranteed by the Company.

                  "Insurance Policies" shall mean the insurance policies relating to the Assets or relating to the Company listed in Disclosure Schedule 4.19.

                  "Inventory" shall mean (a) all of the Company's inventories within the Facilities or wherever otherwise located held for resale or lease to the Company's customers, (b) all office supplies and similar materials of the Company located in the Facilities or wherever otherwise located, and (c) all of the raw materials, work in process, spare parts, finished products, wrapping, supply and packaging items, employee uniforms and similar items of the Company in the Facilities or wherever otherwise located.

                  "Leasehold Estates" shall mean all of the Company's rights and obligations as lessees under the Leases listed on a Disclosure Schedule.

                  "Leasehold Improvements" shall mean all of the leasehold improvements situated in or on the property leased under the Leases.

                  "Leases" shall mean all of the leases of the Company listed on a Disclosure Schedule and all other leases relating to the Assets that are not required to be scheduled pursuant to this Agreement.

                  "Material Adverse Effect" shall mean a material adverse effect on the financial condition, business, earnings, results of operations, assets, liabilities, or operations of the Company.

                  "Merged Co Common Stock" shall mean the Common Stock of Merged Co, $0.0 par value per share.

                  "Merged Co Shares" shall mean the issued and outstanding shares of Merged Co Common Stock.

                  "Multi-employer Plan" shall mean any "multi-employer plan," as defined in Section 4001(a)(3) of ERISA, (1) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (2) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                  "Organizational Documents" shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the limited liability company agreement and the certificate of formation (or similar document) of a limited liability company;
(e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 4

                  "Owned Real Property" shall mean all real property owned in fee by the Company, including, without limitation, all rights, easements and privileges appertaining or relating thereto, all buildings, fixtures and improvements located thereon, and all Facilities thereon, if any.

                  "PBGC" shall mean the Pension Benefits Guaranty Corporation.

                  "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multi-employer Plan) (1) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (2) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                  "Permits" shall mean all licenses, permits and other governmental authorizations necessary to carry on the business of the Company as presently conducted and as proposed to be conducted.

                  "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, labor union or other entity or governmental body.

                  "Regulations" shall mean any laws, statutes, ordinances, regulations, rules, notice requirements, agency guidelines and orders of any federal, state or local government and any other governmental department or agency, including, without limitation, Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health laws and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

                  "Representative" shall mean any officer, director, principal, attorney, agent, employee or other representative.

                  "Stockholder" shall mean those stockholders of Merged Co owning a majority of the issued and outstanding capital stock of Merged Co and consenting to the Merger.

                  "Subsidiary" shall mean (i) any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any partnership in which the Company is a general partner; or (iii) any partnership in which the Company possesses a 50% or greater interest in the total capital or total income of such partnership.

                  "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, capital stock, franchise, profits, payroll, employment, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, environmental, customs duties, value added, alternative or add-on minimum, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not.

                  "Tax Returns" shall mean any return, declaration, report, claim for refund, information return or statement or other document (including schedules or any related or supporting information), and including any amendment thereof, filed or required to be filed with any governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

                  "Total Merger Consideration" shall mean the total of nine million three hundred eighty thousand (9,380,000) newly issued shares of Company Stock issued upon conversion of Merged Co Shares, subject to adjustment as provided in Section 2.2.3.

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 5

                  "Treasury Regulations" shall mean the applicable regulations promulgated under the Code.

                  "Vehicles" shall mean all automobiles and other vehicles owned or leased by the Company.

                  "Warranty Claims" shall mean all Damages and related costs and expenses arising out of product warranty claims and customer claims for damages (whether to property or person, in contract or tort) as set forth in Section 10.3.1.

                  "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(l) of ERISA, (1) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (2) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

         1.2 OTHER DEFINED TERMS. In addition to the terms defined in the Recitals to this Agreement and Section 1.1 hereof, the following terms shall have the meanings defined for such terms in the Sections set forth below:

                TERM                                                      SECTION
                ----                                                      -------
                AAA                                                       9.3.1
                Act                                                       5.7
                Actions                                                   4.14
                Certificates                                              3.2.1
                Claim Notice                                              9.3.2
                Closing                                                   3.1
                Closing Date                                              3.1
                Computer Software                                         4.13.1
                Constituent Corporations                                  2.1.1
                Damages                                                   9.3.6
                Dissenting Shares                                         2.3
                Effective Time                                            2.1.2
                Entity                                                    6.2
                Environmental Claims                                      4.23.8(ii)
                Environmental Conditions                                  4.23.8(iii)
                Environmental Laws                                        4.23.8(i)
                Hazardous Substances                                      4.23.8(iv)
                Indemnity Claim                                           9.3.2
                Intellectual Property Rights                              4.13.1
                Leased Property                                           4.5.4
                Merged Co Stockholders                                    3.2.1
                Merger                                                    2.1.1
                Merger Documents                                          2.1.2
                Option                                                    2.2.2
                Per Share Merger Consideration                            2.2.1
                Personnel                                                 4.9(b)(i)
                Principal Stockholder                                     4.6
                Surviving Corporation                                     2.1.1


                                            ARTICLE 2

                                         PLAN OF MERGER

         2.1      THE MERGER.

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 6

                  2.1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as such term is defined in Section 2.1.2 hereof), Merged Co shall be merged with and into the Company (the "Merger") in accordance with the provisions of the merger laws of the State of Florida and the State of Nevada, and the separate corporate existence of Merged Co shall cease, and the Company shall continue as the surviving corporation under the laws of the State of Nevada under its current name (the "Surviving Corporation"). Merged Co and the Company are sometimes hereinafter referred to collectively as the "Constituent Corporations." It is the intent of the parties that the transfers and exchanges contemplated in connection with the Merger under this Agreement be nontaxable as provided and to the extent set forth under Sections 368(a)(1)(A), 368(a)(2)(B), and 354 of the Code and the provisions related thereto. The parties acknowledge that only cash items, indebtedness or securities received in exchange for capital stock in Merged Co will be subject to federal income taxes to the extent of any gain recognized in the transaction.

                  2.1.2 EFFECTIVE TIME OF MERGER. The Merger shall become effective at the time of filing of appropriate certificates or articles of merger with the Secretary of State of the State of Nevada in accordance with the provisions of the laws of Nevada (the "Merger Documents"), or at such later time in accordance with the provisions of the laws of Nevada as is specified in the Merger Documents. The Merger Documents shall be filed at the time of the Closing (as such term is defined in Section 3.1 hereof). The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

                  2.1.3 EFFECT OF MERGER. At the Effective Time, the
Surviving Corporation shall thereupon and thereafter possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of each of the Constituent Corporations. All obligations belonging to or due to each of the Constituent Corporations, all of which shall be vested in the Surviving Corporation without further act or deed, and the title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger. The Surviving Corporation shall be liable for all obligations of each of the Constituent Corporations, including liability to dissenting shareholders, and any claim existing, or action or proceeding pending by or against either of the Constituent Corporations, may be prosecuted to judgment, with right of appeal, as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and all rights of creditors of each Constituent Corporation shall be preserved unimpaired, and all liens upon the property of either of the Constituent Corporations shall be preserved unimpaired, on only the property affected by such liens immediately prior to the Effective Time, all with the effect set forth in the laws of the state of Florida.

         2.2 MERGER CONVERSION. At the Effective Time, by virtue of the Merger and without any action on the part of Merged Co, the Company, or the holder of any of the securities of Merged Co, the following shall occur:

                  2.2.1 CONVERSION OF MERGED CO SHARES. Each Merged Co Share issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined in Section 2.4 below, Merged Co Shares owned by Merged Co or any subsidiary of Merged Co, and Merged Co Shares held in the treasury of Merged Co) shall be converted into and represent the right to receive one (1) share of newly issued Company Stock ("Per Share Merger Consideration").

                  2.2.2 CONVERSION OF OPTIONS. All outstanding options, warrants, and other rights to purchase Merged Co Shares (an "Option") that are vested as of the Effective Time shall be converted into and represent the right to receive for each Merged Co Share represented by such Option, an amount equal to the Per Share Merger Consideration less the exercise price of such Option per Merged Co Share.

         2.3 DISSENTING SHAREHOLDERS. Notwithstanding anything in this Agreement to the contrary, but only in the circumstances and to the extent provided by the laws of the State of Florida, Merged Co Shares which are outstanding immediately prior to the Effective Time and which are held by shareholders (other than Merged Co or any subsidiary of Merged Co) who were entitled to and did not

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 7
vote such shares in favor of the Merger and who shall have properly and timely delivered to Merged Co a written demand for payment of the fair value of Merged Co Shares in the manner provided in, and complied with all of the relevant provisions of the laws of the State of Florida ("Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, the Per Share Merger Consideration but, instead, the holders thereof shall be entitled to such rights as are granted by the laws of the State of Florida; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for payment of the fair value of such Merged Co Shares and the Board of Directors shall consent thereto, or (ii) if any holder fails to establish and perfect his entitlement to the relief provided in the laws of the State of Florida or if the right of such holder to receive relief otherwise terminates pursuant to the laws of the State of Florida, such Merged Co Shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, the Per Share Merger Consideration. Merged Co shall give the Company (i) prompt notice of any written objections, demands for payment, withdrawals of demands for payment and any other instrument served pursuant to the laws of the State of Florida received by Merged Co and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for payment under the laws of the State of Florida. Prior to the Effective Time, Merged Co will not voluntarily make any Payment with respect to any demands for payment and will not, except with the prior written consent of the Company, settle or offer to settle any such demands.

         2.4 NO FURTHER RIGHTS OR TRANSFERS. At and after the Effective Time, the holder of a Certificate or of Dissenting Shares shall cease to have any rights as a shareholder of Merged Co, except for, in the case of the holder of a Certificate or the holder of Dissenting Shares to whom the provision in Section
2.3 hereof applies, the right to surrender Certificates in the manner prescribed by Section 3.2.2 in exchange for payment of the Total Merger Consideration or, in the case of the holder of Dissenting Shares, the right to perfect the right to receive payment for Dissenting Shares pursuant to the laws of the State of Florida. At the Effective Time, the stock transfer books of Merged Co shall be closed, and no further transfer of Merged Co Shares shall be made.

         2.5 ARTICLES OF INCORPORATION, REGISTERED AGENT OF THE SURVIVING CORPORATION. The Certificate or Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate or Articles of Incorporation of the Surviving Corporation, except that effective upon the Merger, the name of the Surviving Corporation shall be changed to J.A.B. International, Inc. and as such Certificate or Articles of Incorporation otherwise may be amended by certificate or Articles of Merger, until thereafter amended as provided by law, and the name and address of the registered agent of the Company immediately prior to the Effective Time shall be the name and address of the registered agent upon whom any process, notice or demand against either of the Constituent Corporations or the Surviving Corporation may be served.

         2.6 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. Effective immediately following the Effective Time, those directors of the Company designated by Merged Co shall resign, and those individuals designated by Merged Co shall be added to the board, which group shall be the directors of the Surviving Corporation, to hold office, subject to the applicable provisions of the Certificate or Articles of Incorporation of the Surviving Corporation until the next annual shareholders' meeting of the Surviving Corporation and until their respective successors shall be duly elected or appointed and shall duly qualify. Effective immediately following the Effective Time, the officers of the Company shall resign such positions and, subject to the applicable provisions of the Articles of Incorporation of the Surviving Corporation, the officers of Merged Co immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

         2.7 TAX FREE REORGANIZATION. The purpose of this Agreement is to grant the shareholders of Merged Co the control of the Company by merging Merged Co into the Company. In connection with the Merger, in exchange for all of their issued and outstanding Merged Co Shares, the stockholders of Merged Co shall receive newly issued shares of Company Stock.

                                            ARTICLE 3

                                             CLOSING
J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 8

         3.1 CLOSING. Upon the terms and subject to the conditions set forth herein, the closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 o'clock A.M., at the offices of the Company on a date which is mutually acceptable to the parties but not later than April 15, 1999 ("Closing Date"), unless the parties hereto otherwise agree.

         3.2 DELIVERIES AT CLOSING.

                  3.2.1 MERGED CO STOCK CERTIFICATES. The stockholders of Merged Co (the "Merged Co Stockholders") shall, on the Closing Date, deliver to the Company certificates evidencing all of the issued and outstanding shares of Merged Co Common Stock ("Certificates"), duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank.

                  3.2.2 ISSUANCE OF COMPANY STOCK. At the Closing, upon surrender of the Certificates duly endorsed by the Merged Co Stockholders, the Company shall deliver to each Merged Co Stockholder his pro-rata portion of the Total Merger Consideration in the form of certificates for Company Stock issued in the name of the applicable Merged Co Stockholder with applicable restrictive legends and stop transfer instructions. Except as otherwise provided in Section 2.3, until so surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the Total Merger Consideration payable in the form of Company Stock as set forth in Section 2.2.

                  3.2.3 PAYMENT TO NON-HOLDER. If the Total Merger
Consideration (or any portion thereof) is to be paid to a person other than the person in whose name the certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of the Total Merger Consideration that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise be in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to Merged Co any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Merged Co that such taxes have been paid or are not required to be paid.

                  3.2.4 LOST, STOLEN, OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as the Board of Directors of the Surviving Corporation may impose, Merged Co shall, or shall cause the Surviving Corporation, as appropriate, to issue in exchange for such lost, stolen or destroyed Certificate the Total Merger Consideration deliverable in respect thereof. When authorizing such issue of the Total Merger Consideration in exchange therefor, the Board of Directors of the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Surviving Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

                  3.2.5 CERTIFICATES; OPINIONS. At the Closing, Merged Co and the Company shall deliver the certificates, opinions of counsel, and other documents and items described in Articles 7 and 8.

                  3.2.6 CONSENTS. The Company shall deliver all third party consents required for a merger of Merged Co with and into the Company as contemplated by this Agreement.

                  3.2.7 OTHER CLOSING TRANSACTIONS. At the Closing, each of the parties shall take such other actions required hereby to be performed by it prior to or on the Closing Date, including, without limitation, satisfying the conditions set forth in Articles 7 and 8.

                                            ARTICLE 4

                          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 9

         The Company hereby represents and warrants to Merged Co and the Stockholders that the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

         4.1 ORGANIZATION; CAPITALIZATION.

                  4.1.1 The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. Except as set forth in DISCLOSURE SCHEDULE 4.1.1, the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties except where the failure to be so qualified and in good standing would not have a Material Adverse Effect. Each jurisdiction in which the Company is qualified to do business as a foreign corporation is listed in DISCLOSURE SCHEDULE 4.1.1.

                  4.1.2 The Company has delivered to Merged Co copies of the Organizational Documents of the Company, as currently in effect.

                  4.1.3 The capitalization of the Company as of the date hereof and as of the Closing (including the identity of each shareholder and the number of shares held by each) is set forth in DISCLOSURE SCHEDULE 4.1.3. All of the Company's outstanding shares of capital stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Except as set forth in DISCLOSURE SCHEDULE 4.1.3, there are no outstanding subscriptions, calls, commitments, warrants or options for the purchase of shares of any capital stock or other securities of the Company or any securities convertible into or exchangeable for shares of capital stock or other securities issued by the Company, or any other commitments of any kind for the issuance of additional shares of capital stock or other securities issued by the Company.

                  4.1.4 The Company has not at any time had any Subsidiaries, and the Company neither owns nor holds the right to acquire (directly or indirectly) shares of capital stock in any other Person.

         4.2 AUTHORIZATION. The Company has all necessary corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and no other proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

         4.3 CONSENTS AND APPROVALS. Other than as provided in DISCLOSURE
SCHEDULE 4.3, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         4.4 TITLE TO ASSETS. DISCLOSURE SCHEDULE 4.4 identifies all real and personal property with a book value or replacement cost in excess of $5,000 owned or leased by the Company. The Company owns free and clear of any Encumbrances or, as set forth in DISCLOSURE SCHEDULE 4.4, leases or has rights to use, the Assets set forth in DISCLOSURE SCHEDULE 4.4, except for (i) minor liens or Encumbrances that in the aggregate are not substantial in amount, do not materially detract from the value of the Assets subject thereto or interfere with the present use thereof and have not arisen other than in the ordinary course of business and (ii) Encumbrances specifically identified in DISCLOSURE
SCHEDULE 4.4. The Assets include all assets necessary for the conduct of the business of the Company in the ordinary course consistent with past practice. The Assets have been maintained in accordance with normal industry

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 10
practice, are in reasonable operating condition and repair (except for ordinary wear and tear), and are sufficient for the operation of the business of the Company as currently conducted.

         4.5 FACILITIES. DISCLOSURE SCHEDULE 4.5 contains (i) a complete and accurate list of all Owned Real Property, (ii) a complete and accurate list of all Facilities, (iii) accurate and complete copies of preliminary title reports covering all of the Owned Real Property, and (iv) a complete and accurate list of all Facility Leases.

                  4.5.1 OWNED REAL PROPERTY. The Company has good and marketable fee simple title to all Owned Real Property free and clear of all Encumbrances (except as set forth in DISCLOSURE SCHEDULE 4.5.1), except for minor liens which in the aggregate are not substantial in amount, do not materially detract from the value or transferability of the property or assets subject thereto or interfere with the present use thereof, and have not arisen other than in the ordinary course of business. The Company enjoys peaceful and undisturbed possession of all Owned Real Property.

                  4.5.2 ACTIONS. There are no pending or, to the best knowledge of the Company, threatened condemnation proceedings or other Actions relating to any Facility.

                  4.5.3 LEASES OR OTHER AGREEMENTS. Except for Facility
Leases listed in DISCLOSURE SCHEDULE 4.5, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Facility, or any real property of the Company or any portion thereof or interest in any such Facility or real property.

                  4.5.4 FACILITY LEASES AND LEASE. With respect to each Facility Lease, the Company has an unencumbered interest in the Leasehold Estate. Except as set forth in DISCLOSURE SCHEDULE SECTION 4.5.4, (i) the Company has in all material respects performed all the obligations required to be performed by it through the date hereof with respect to all leased property described in the Facility Leases (the "Leased Property"), and (ii) the Company enjoys peaceful and undisturbed possession of all of the Leased Property.

                  4.5.5....UTILITIES. All Facilities are supplied with utilities
(including, without limitation, water, sewage disposal (or septic tank), electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated and, to the knowledge of the Company, there is no condition which could reasonably be expected to result in the termination of the present access from any Facility to such utility services.

                  4.5.6 IMPROVEMENTS, FIXTURES AND EQUIPMENT. The improvements constructed on the Facilities, including, without limitation, all Leasehold Improvements, and all Fixtures and Equipment and other tangible assets owned, leased or used by the Company at the Facilities are (i) insured to the extent set forth in DISCLOSURE SCHEDULE 4.19, (ii) structurally sound with no material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for ordinary or routine maintenance, correction, or repair, the cost of which could not reasonably be expected to be material, (v) sufficient for the operation of the business of the Company as presently conducted and (vi) in conformity with all applicable Regulations.

                  4.5.7 NO SPECIAL ASSESSMENT. The Company has not received notice of any special assessment relating to any Facility or any portion thereof, and there is no pending or threatened special assessment.

         4.6 CONTRACTS; NO DEFAULTS. Except for Contracts listed in DISCLOSURE
SCHEDULE 4.6, the Company is not a party to, or bound by, any Contract of any kind to be performed after the Closing Date (i) pursuant to which it is obligated to expend more than $25,000 in any twelve-month period and that is not subject to cancellation on not more than 30 days' notice by the Company without penalty or increased cost or (ii) with any Personnel or affiliates of the Company or any stockholder owning beneficially 5% or more of the issued and outstanding shares of Company Stock ("Principal Stockholder") or relatives of any of the foregoing. There is no default by any party to any such Contract, which default could have a

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 11

Material Adverse Effect. DISCLOSURE SCHEDULE 4.6 lists the following Contracts, agreements and other written arrangements to which the Company is a party:

                           (a) any written arrangement (or group of related
written arrangements) for the lease of personal property providing for lease payments in excess of

$10,000 per annum;

                           (b) any written arrangement (or group of related
written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other property or for the furnishing or receipt of services, including, without limitation, any customer or vendor contracts in excess of $10,000 per annum;

                           (c) any written arrangement (or group of related
written arrangements) concerning a partnership or joint venture with any other Person;

                           (d) any written arrangement (or group of related
written arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $10,000 in principal amount or under which it has imposed (or may impose) a security interest or lien on any of its assets, tangible or intangible;

                           (e) any written arrangement (or group of related
written arrangements) concerning confidentiality or non-competition arrangements;

                           (f) any written arrangement (or group of related
written arrangements) involving any Principal Stockholder or any Affiliate of any Principle Stockholder;

                           (g) any Employee Plan and any written arrangement
with any of the Company's directors, officers, shareholders or employees in the nature of a collective bargaining agreement, employment agreement or severance agreement;

                           (h) any written arrangement for any capital
expenditure in excess of $10,000;

                           (i) any other written arrangement (or group of
related written arrangements) either involving aggregate payments of more than $25,000 or not entered into in the ordinary course of business consistent with past practice; and

                           (j) any oral contract, agreement or other arrangement
with respect to any of the matters referred to in the foregoing clauses (a) through (i) and any proposal (whether oral or written) to enter into any contract, agreement or other arrangement (other than sales presentations made to customers in the ordinary course of business) with respect to any of the matters referred to in the foregoing clauses (a) through (i).

         The Company will deliver or make available to the Stockholders a correct and complete copy of each Contract listed in DISCLOSURE SCHEDULE 4.6. Except as set forth in DISCLOSURE SCHEDULE 4.6, with respect to each Contract listed, (A) the Contract is legal, valid, binding, enforceable (except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and
(ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law) and in full force and effect; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time could constitute a material breach or default or permit termination, modification or acceleration, under the Contract; and (C) no party has repudiated any term of the Contract, and there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person, and no such Person has made written demand for such renegotiation.

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 12

         4.7 NO CONFLICT OR VIOLATION. Except as set forth in DISCLOSURE
SCHEDULE 4.7, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Organizational Documents of the Company, (b) a breach of, or a default under, or the creation of any right of any party to accelerate, terminate or cancel, any Contract, Permit, authorization or concession to which the Company is a party or by which any of the Assets are bound, (c) a violation by the Company of any law, statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to the Company, or (d) an imposition of any material Encumbrance, restriction or charge on the Company or any of the Assets. Except as set forth in DISCLOSURE SCHEDULE 4.7, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         4.8 AUDITED FINANCIAL STATEMENTS. The Audited Financial Statements (a) are in conformity with the Books and Records, (b) except as set forth in detail in DISCLOSURE SCHEDULE 4.8, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (c) fairly and accurately present, in all material respects, the assets, liabilities (including all reserves) and financial position of the Company as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended. The Audited Financial Statements of the Company have been examined by the Company auditor whose unqualified report thereon is included with such Audited Financial Statements.

         4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in DISCLOSURE SCHEDULE 4.9, since the Audited Balance Sheet Date there has not been any:

                  (a) change in the Company's financial condition or results of operations, other than any such changes that have not yet had and could not reasonably be expected to have a Material Adverse Effect;

                  (b) (i) except for normal periodic increases in the ordinary course of business consistent with past practice, increase in the compensation payable or to become payable by the Company to any of its officers, directors, employees, former employees, or agents (collectively, "Personnel"), (ii) grant, payment or accrual, contingent or otherwise, for or to the credit of any of the Personnel with respect to any bonus, incentive compensation, service award or other like benefit, (iii) adoption, creation or amendment of any Employee Plan,
(iv) employment agreement (written or verbal) to which the Company is a party or
(v) other change in employment terms for any of the Company's officers, employees or agents;

                  (c) sale, lease, assignment or transfer of any of the Assets, other than to Persons that are not Affiliates for fair consideration and in the ordinary course of business consistent with past practice and not individually or in the aggregate material to the Company;

                  (d) cancellation, compromise, waiver or release of any rights or claims (or series of related rights or claims) either (i) involving an Affiliate of the Company or any Principal Stockholder, (ii) involving more than $10,000, or (iii) outside the ordinary course of business consistent with past practice;

                  (e) amendment, cancellation or termination of any Contract, or Permit (i) involving an Affiliate of the Company, (ii) involving payments in excess of $25,000 in the aggregate, or (iii) that are otherwise material to the Company;

                  (f) capital expenditure or the execution of any Lease, Contract, or Permit (or series of related Contracts, Leases and Permits) or any incurring of liability therefor (i) involving an Affiliate of the Company or any Principal Stockholder, (ii) involving payments in excess of $25,000 in the aggregate, or (iii) outside the ordinary course of business consistent with past practice;

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 13

                  (g) failure to operate the business of the Company in the ordinary course consistent with past practice and to use reasonable efforts to preserve the business intact, to keep available to Merged Co the services of Personnel, and to preserve for Merged Co the goodwill of the Company's suppliers, customers, distributors and others having business relations with the Company;

                  (h) change in GAAP or Tax accounting methods or practices by the Company;

                  (i) mortgage, pledge or other encumbrance of any of the Assets;

                  (j) declaration, setting aside for payment or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase, or other acquisition of any of the Company's equity securities or any bonus, fee or other payment, or any other transfer of the Assets to or on behalf of any shareholder of the Company or any other Affiliate of the Company, including, but not limited to, any payment of principal of or interest on any debt owed to any of the foregoing or any payment of a bonus, fee or other payment to any of the foregoing or the making of any loan to any of the foregoing as an employee of the Company;

                  (k) issuance by the Company of, or commitment of the Company to issue, any shares of stock or other equity securities or obligations or securities convertible into or exchangeable for shares of stock or other equity securities;

                  (l) indebtedness incurred by the Company for borrowed money or any commitment to borrow money entered into by the Company or any loans or guarantees made or agreed to be made by the Company;

                  (m) liabilities incurred (other than for borrowed money) involving $10,000 or more except in the ordinary course of business and consistent with past practice and not individually or in the aggregate material to the Company, or any increase or change in any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves;

                  (n) acceleration, termination, modification, cancellation or threatened termination or cancellation of any Contract to which the Company is a party or by which the Company is bound, outside the ordinary course of business consistent with past practice or involving more than $10,000 in the aggregate;

                  (o) capital investment in, any loan to, or any acquisition of the securities or assets of any other Person (i) involving an Affiliate of the Company or any shareholder of the Company, (ii) involving more than $10,000 in the aggregate, or (iii) outside the ordinary course of business consistent with past practice;

                  (p) grant of any license or sublicense of any rights under or with respect to any Intellectual Property Rights;

                  (q) agreement (either oral or written) by the Company or any Personnel to do any of the foregoing; or other event or condition of any character that in any one case or in the aggregate has a Material Adverse Effect, or any event or condition (other than events or conditions affecting the economy generally) known to the Company that it is reasonable to expect could, in any one case or in the aggregate, have a Material Adverse Effect in the future.

         4.10 NO UNDISCLOSED LIABILITIES. Except as set forth in DISCLOSURE
SCHEDULE 4.10, the Company has no liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the Audited Balance Sheet that have not been paid or discharged since the date thereof and (ii) liabilities incurred by the Company since the Audited Balance Sheet Date in the ordinary course of business consistent with past practice and in accordance with this Agreement (none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of law or arose out of any complaint, action, suit or proceeding except those which individually or in the aggregate could not have a Material Adverse Effect).

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 14

         4.11 ACCOUNTS RECEIVABLE. The accounts receivable of the Company reflected on the Audited Balance Sheet, and all accounts receivable of the Company arising since the Audited Balance Sheet Date, represent bona fide claims against debtors for sales made, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed that gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. All accounts receivable of the Company reflected on the Closing Balance Sheet shall be subject to no defenses, counterclaims or rights of setoff and shall be fully collectible in the ordinary course of business, without cost to Merged Co, in collection efforts therefor, except to the extent of any reserve with respect thereto set forth on the Closing Balance Sheet (excluding the notes thereto).

         4.12 INVENTORIES. The values at which the Inventories are shown on the Audited Balance Sheet have been determined in accordance with the normal valuation policy of the Company as described in the Audited Financial Statements, consistently applied, and in accordance with GAAP. The Inventories (and items of inventory acquired or manufactured subsequent to the Audited Balance Sheet Date) consist only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided on the Audited Balance Sheet. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The current quantities of all Inventories are reasonable in the current circumstances of the business of the Company.

         4.13 INTELLECTUAL PROPERTY RIGHTS.

                  4.13.1 DISCLOSURE SCHEDULE 4.13.1 (i) contains detailed information (including where applicable the federal registration number and the date of registration or application for registration and the name in which registration was applied for) concerning (x) all of the Company's registrations of trademarks and of other marks, trade names or other trade rights, and all pending applications for any such registrations and all of the Company's patents and copyrights and all pending applications therefor, (y) all computer software used by the Company in the conduct of its business ("Computer Software") indicating whether such Computer Software is owned or licensed and, if licensed, the material terms of such license, and (z) all other trademarks and other marks, trade names and other trade rights and all other trade secrets, designs, plans, specifications, and other intellectual property rights of any kind of the Company, whether or not registered, (all of the items referred to in this clause
(i) being "Intellectual Property Rights") and (ii) identifies any intellectual property rights that any third party owns and that the Company uses or proposes to use in its business, and specifies whether such use is or will be pursuant to license, sublicense, agreement or permission. The Company owns (or, as set forth in DISCLOSURE SCHEDULE 4.13.1, possesses adequate and enforceable licenses or other rights to use) all Intellectual Property Rights now used or proposed to be used in its business and has taken all reasonably necessary or appropriate action to protect the Intellectual Property Rights. Except as set forth in DISCLOSURE SCHEDULE 4.13.1, no Person has a right to receive a royalty or similar payment in respect of any Intellectual Property Rights pursuant to any contractual arrangements entered into by the Company or otherwise. Except as set forth in Disclosure Schedule 4.13, the Company has not received notice nor has the Company any reason to believe that the use by the Company of the Intellectual Property Rights is interfering with, infringing upon or otherwise violating the rights of any third party in or to such Intellectual Property Rights, and no proceedings have been instituted against or notices received by the Company alleging that the Company's use or proposed use of any Intellectual Property Rights infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property Rights, which infringement or violation could have a Material Adverse Effect. The Intellectual Property Rights are all those necessary for the operation of the business of the Company as it is currently conducted. No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his or her work to anyone other than the Company.

                  4.13.2 The source codes for all Computer Software have been placed in back-up files that are securely stored in a location other than the Facility or Facilities where such Computer Software is used. All databases used in the business of the Company are periodically (at least once every week)

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backed-up, and such backed-up materials are moved to and securely stored at locations other than the Facility or Facilities where such databases are used.

                  4.13.3 All Computer Software utilized by the Company ("Computer Software") shall support the use, entry or creation of dates on or after January 1, 2000, so that when such a date is either processed, entered into or is intended to be generated as a result of the operation of the Computer Software, the Computer Software shall not (i) fail or produce incorrect date results or (ii) cause any other programs to fail or to generate errors.

         4.14 LITIGATION. Except as set forth in DISCLOSURE SCHEDULE 4.14, there is no charge, complaint, action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitrable action or investigation (collectively, "Actions") pending or, to the knowledge of the Company, threatened or anticipated against, relating to or affecting (i) the Company or the Assets or the operation of the business of the Company as currently operated and as proposed to be operated, (ii) any Employee Plan or any trust or other funding instrument, fiduciary or administrator thereof or (iii) the transactions contemplated by this Agreement, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, any of which could reasonably be expected to result in the payment or a judgment in excess of $10,000 or could reasonably be expected to have a Material Adverse Effect. The Company is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the Company or the business of the Company. There is not a reasonable likelihood of an adverse determination of any pending Actions that could, individually or in the aggregate, reasonably be expected to result in the payment of a judgment in excess of $10,000 or have a Material Adverse Effect. Except as set forth in DISCLOSURE SCHEDULE 4.14, each Action pending or, to the knowledge of the Company, threatened or that the Company has a reasonable basis to expect or anticipate (whether or not disclosed in DISCLOSURE SCHEDULE 4.14), is covered by insurance of reputable and solvent insurance companies, and each such applicable Insurance Policy is described in DISCLOSURE SCHEDULE 4.19 and is in full force and effect, and, except as set forth in DISCLOSURE SCHEDULE 4.14, the Company has not received any notice or, to the knowledge of the Company, threat of cancellation, limitation or noncoverage.

         4.15 LABOR MATTERS. Except as set forth in DISCLOSURE SCHEDULE 4.15, the Company has not been and is not a party to any labor agreement with respect to its employees with any labor organization, group or association. The Company has not experienced any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover its employees. The Company is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and, to the best knowledge of the Company, is not and has not engaged in any unfair labor practice. Except as set forth in DISCLOSURE SCHEDULE 4.15, the Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing legal requirements. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other governmental agency arising out of the Company's activities, and the Company has no knowledge of any facts or information that would give rise thereto; there is no labor strike or labor disturbance pending or threatened against the Company nor is any grievance currently being asserted; and since January 1, 1990, the Company has not experienced a work stoppage or other labor difficulty.

         4.16 COMPLIANCE WITH LAW; PERMITS. The Company and the conduct of the business of the Company are in compliance with all applicable Regulations or judgments, decisions or orders entered by any federal, state, local, or foreign court relating to the Assets or the Company, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. The Company has not received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any Regulations, and the Company has no reason to anticipate that any currently existing circumstances are likely to result in violations of any such regulations which could, in any one case or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has all Permits, authorizations and approvals, all of which are currently valid and in full force and effect, necessary to carry on its


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business, which licenses, Permits, authorizations and approvals are set forth in
DISCLOSURE SCHEDULE 4.16.

         4.17 TAXES. The Company has or will have filed all material federal, state, local and foreign Tax Returns that are required to be filed by it on or prior to the Closing Date (taking into account applicable extensions), all Taxes shown as owing by the Company on all such Tax Returns have been fully paid or properly accrued on the Company's financial statements other than such taxes as are being contested in good faith, and all such Tax Returns are true and correct in all material respects. The Tax Returns accurately reflect all liability for Taxes of the Company for the periods covered thereby. Except as set forth in DISCLOSURE SCHEDULE 4.17:

                  (a) all material Taxes that the Company is obligated to withhold from amounts owing to any employee, creditor or third party have been fully paid or properly accrued;

                  (b) the Company is not a party to any tax sharing agreements;

                  (c) there are no liens for Taxes upon the assets of the Company which are not provided for on the Audited Balance Sheet except liens for Taxes not yet due and payable and liens for taxes that are being contested in good faith;

                  (d) there are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material Taxes or deficiencies against the Company;

                  (e) no claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

                  (f) the Company does not have any liability for Taxes for (or allocable to) any Tax year or period ending on or before the Closing Date that has not been paid;

                  (g) the Company has not made, or is not (or is not a party to an agreement under which it could be) obligated to make, any payments that will not be deductible under Code Section 280G;

                  (h) the Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662;

                  (i) the Company has never been a member of any Affiliated group filing a consolidated federal income Tax Return and does not have any liability for the Taxes of any Person under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise;

                  (j) there is no dispute or claim concerning any Tax liability of the Company that has been made or raised by any authority in writing or as to which any director or officer of the Company has knowledge;

                  (k) DISCLOSURE SCHEDULE 4.17 lists all federal, estate, local, and foreign income Tax Returns filed by or with respect to the Company for taxable periods ended on or after December 31, 1996, and identifies those Tax Returns that have been or are currently being audited;

                  (l) the Company will not be liable for any Tax under Code
Section 1374 in connection with a deemed sale of its assets pursuant to an election under Code Section 338(h)(10), and has not, in the past ten years, acquired assets in a transaction in which its basis in the acquired assets was determined, in whole or in part, by reference to the transferor's basis in such assets (or any other property) or acquired stock of any corporation which is a qualified subchapter S subsidiary;

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                  (m) the Company has not made an election, or is not
otherwise required, to treat any Asset as owned by another person or as tax-exempt bond financed property or tax exempt use property within the meaning of Code Section 168 or under any comparable provision of state or local Tax law;

                  (n) the Company has not requested, agreed to, or is not required to make any adjustment under Section 481(a) of the Code due to a change in accounting method or for any other reason for any taxable year; and

                  (o) the Company has properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or other transactions as to which the Company would have been obligated to collect or withhold Taxes.

         4.18 SEVERANCE ARRANGEMENTS. Except as set forth in DISCLOSURE SCHEDULE 4.18, the Company has not entered into any severance or similar arrangement in respect of any Personnel that will result in any obligation (absolute or contingent) of Merged Co, the Company, the surviving Corporation or any other Person to make any payment to any such Personnel following termination of employment.

         4.19 INSURANCE. DISCLOSURE SCHEDULE 4.19 contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Company on its business, Assets or Personnel. Except as set forth in DISCLOSURE
SCHEDULE 4.19, all of such policies are sufficient for compliance with all requirements of law and of all Contracts to which the Company is a party, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. The Company is not in default under any of such policies or binders, and the Company has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. Such policies and binders provide sufficient coverage, in the reasonable opinion of the Company, for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect by the Company through the Closing Date. DISCLOSURE SCHEDULE 4.19 contains a complete and accurate list of all open or unresolved claims made pursuant to any insurance policy maintained by the Company. As of the Closing, the Company shall have made any and all claims that, to the knowledge of the Company, it is entitled to make in accordance with the terms of any insurance policy maintained by the Company.

         4.20 PURCHASE COMMITMENTS AND OUTSTANDING BIDS. As of the date of this Agreement, all Contracts or commitments for the purchase of Inventory by the Company were made in the ordinary course of business consistent with past practice. No outstanding purchase or outstanding lease commitment of the Company presently is in excess of the normal, ordinary and usual requirements of its business.

         4.21 SUPPLIERS. DISCLOSURE SCHEDULE 4.21 contains a complete and accurate list of the ten largest suppliers of the Company during the Company's last fiscal year, showing the approximate total purchases by the Company from each such supplier during each of the last two fiscal years. To the best knowledge of the Company, since the Audited Balance Sheet Date, there has been no adverse change in the business relationship with any supplier named in DISCLOSURE SCHEDULE 4.21 and no threat or indication that any such change is reasonably foreseeable. The Company has entered into an agreement with each of its customers substantially in one or more of the forms set forth in DISCLOSURE
SCHEDULE 4.21.

         4.22 BANK ACCOUNTS. DISCLOSURE SCHEDULE 4.22 contains a true and correct list of the names of each bank, savings and loan, or other financial institution in which the Company has an account, including cash contribution accounts, or safe deposit boxes, and the names of all Persons authorized to draw thereon or with access thereto.

         4.23 ENVIRONMENTAL MATTERS.

                  4.23.1 Except as set forth in DISCLOSURE SCHEDULE 4.23.1, the Company is, and at all times has been, in material compliance with all Environmental Laws (as defined below).

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                  4.23.2 Except as set forth in DISCLOSURE SCHEDULE 4.23.2,
there is no pending or, to the best knowledge of the Company, after due inquiry, potential Environmental Claim (as defined below); nor has the Company received any notification or knowledge of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any disposal, release, or threatened release at any location of any Hazardous Substance (as defined below) generated or transported by the Company or (ii) any alleged violation of or non-compliance with any Environmental Laws.

                  4.23.3 Except as set forth in DISCLOSURE SCHEDULE 4.23.3,
(i) no underground tank or other underground storage receptacle for Hazardous Substances is currently located on the Company's properties and there have been no releases of any Hazardous Substances from any underground tank or related piping at any time; and (ii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances by the Company on, upon, or into any real property owned, operated or occupied at any time by the Company. In addition, to the best knowledge of the Company, after due inquiry, there have been no such releases by any other parties and no such releases on, upon, or into any real property in the vicinity of any real property owned, operated or occupied at any time by the Company that, through soil or ground water contamination, may have come to be located on any real property owned, operated or occupied at any time by the Company.

                  4.23.4 Except as set forth in DISCLOSURE SCHEDULE 4.23.4, there are no PCBs or asbestos located at or on any real property owned, operated or occupied at any time by the Company.

                  4.23.5 Except as set forth in DISCLOSURE SCHEDULE 4.23.5, no environmental lien has attached to any property to be transferred to Merged Co under this Agreement.

                  4.23.6 True, complete, and correct copies of all Environmental Claims, environmental permits, waste disposal manifests, environmental sampling records and any environmental reports, audits, or assessments which have been conducted generally or received within the past three years at or relating to any Facility or any other real property owned, operated or occupied at any time by the Company which reports, audits or assessments are in the possession, custody, or control of the Company, have been delivered to the Stockholders and a list of all such reports is included in DISCLOSURE SCHEDULE 4.23.6.

                  4.23.7 Except as set forth in DISCLOSURE SCHEDULE 4.23.7, the Company is not a party or otherwise bound to any contract (excluding leases and insurance policies) under which the Company is obligated by or entitled to the benefits of any representation, warranty, indemnification, covenant, restriction or other undertaking concerning costs or liabilities associated with Environmental Laws.

                  4.23.8 DEFINITIONS.

                           (i) For purposes of this Agreement, "Environmental
Laws" shall mean all federal, state, district, local, and foreign laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits, or demand letters issued, promulgated, or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases, or threatened releases of pollutants, Contaminants, chemicals, materials, wastes, or other substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport, or other handling of pollutants, contaminants, chemicals, industrial materials, wastes, or other substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Atomic Energy Act of 1954, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by

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any state or other governmental authority, including state laws imposing notice or remediation requirements in connection with the transfer of industrial establishments.

                           (ii) For purposes of this Agreement, "Environmental
Claims" shall mean all accusations, allegations, governmental investigations or requests for information, notices of potential responsibility for response costs, notice of violations, liens, claims, demands, suits, or causes of action against the Company for any damage, including, without limitation, personal injury, property damage (including any depreciation of property values), lost use of property, or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only, Environmental Claims include (A) violations of or obligations under any contract between the Company and any other person, (B) actual or threatened damages to natural resources, (C) claims for nuisance or its statutory equivalent, (D) claims for the recovery of response costs, or administrative or judicial orders directing the performance of/ investigations, response or remedial actions under any Environmental Laws, (E) a requirement to implement "corrective action" pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended, or similar provisions of applicable state law, (F) claims for restitution, contribution, or indemnity, (G) fines, penalties, or liens of any kind against property, (H) claims for injunctive relief or other orders or notices of violation from federal, state, or local agencies or courts, and (1) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

                           (iii) For purposes of this Agreement, "Environmental
Conditions" shall mean the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata, or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping, or threatened release of Hazardous Substances. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned or occupied by the Company.

                           (iv) For purposes of this Agreement, "Hazardous
Substances" shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic, or otherwise hazardous substances or materials (whether solids, liquids or gases), including, but not limited to, any substances, materials, or wastes subject to regulation, control, or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive, and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents, or waste waters.

         4.24 EMPLOYEE BENEFIT PLANS.

                  4.24.1 DELIVERY OF COPIES OF RELEVANT INFORMATION.
DISCLOSURE SCHEDULE 4.24.1 contains a complete list of Employee Plans that cover or, after December 31, 1992, have covered employees of the Company (with respect to their relationship with the Company). True and complete copies of each of the following documents have been delivered by the Company to Merged Co: (i) each Welfare Plan, Pension Plan and Multi-employer Plan (and, if applicable, related trust agreements) which covers or, after December 31, 1992, has covered employees of the Company (with respect to their relationship with the Company) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed generally to the Company's employees and all annuity contracts or other funding instruments, (ii) each Benefit Arrangement which covers or, after December 31, 1992, has covered employees of the Company (with respect to their relationship with the Company) including written interpretations thereof and written descriptions thereof which have been distributed generally to the Company's employees (including descriptions of the number of employees currently covered thereby) and a complete description of any such Benefit Arrangement which is not in writing,
(iii) the most recent determination letter issued by the Internal Revenue Service on each Pension Plan which is intended to be tax-qualified pursuant to
Section 401 of the Code, (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan which covers or, after December 31, 1992, has covered employees of the Company (with

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respect to their relationship with the Company) (v) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of the Company, and (vi) a description setting forth the amount of any liability of the Company as of the Closing Date for payments more than thirty days past due with respect to each Welfare Plan which covers or, after December 31, 1992, has covered employees or former employees of the Company.

                  4.24.2 REPRESENTATIONS. Except as set forth in DISCLOSURE
SCHEDULE 4.24.2, the Company represents as follows:

                           (i) IN GENERAL. Each Employee Plan, each related
trust agreement, annuity contract or other funding instrument which covers or, after December 31, 1992, has covered employees or former employees of the Company (with respect to their relationship with the Company) presently complies and has been maintained in compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including, but not limited to, ERISA and the Code.

                           (ii) PENSION PLANS. Each Pension Plan and each
related trust agreement, annuity contract or other funding instrument which covers or, after December 31, 1992, has covered employees or former employees of the Company (with respect to their relationship with the Company) is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) and has been so qualified during the period from its adoption to date. No Pension Plan is subject to Sections 412 of the Code or 302 of ERISA.

                           (iii) MULTI-EMPLOYER PLANS. There are no
Multi-employer Plans.

                           (iv) WELFARE PLANS.

                                    (1) None of the Company, any ERISA Affiliate
or any Welfare Plan has any present or future obligation to make any payment to or with respect to any present or former employee of the Company or any ERISA Affiliate pursuant to any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent the Company from amending or terminating any such benefit plan or Welfare Plan except as may be required by
Part 6 of Title I of ERISA.

                                    (2) Each Welfare Plan which covers or has
covered employees or former employees of the Company and which is a "group health plan," as defined in Section 607(l) of ERISA, has been operated in compliance with the provisions of Part 6 of Title I of ERISA and Section 4980B of the Code and Proposed Regulations under Section 162 of the Code at all times.

                           (v) EMPLOYMENT. Except as set forth on DISCLOSURE
SCHEDULE 4.24.2, and except as provided by law, the employment of all persons presently employed or retained by the Company is terminable at will.

                           (vi) UNRELATED BUSINESS TAXABLE INCOME. No Employee
Plan (or trust or other funding vehicle pursuant thereto) is subject to any Tax under Code Section 511.

                           (vii) DEDUCTIBILITY OF PAYMENTS. There is no
contract, agreement, plan or arrangement covering any employee or former employee of the Company (with respect to their relationship with the Company) or any other person that, individually or collectively, has provided or may provide for the payment by the Company of any amount (1) that is not deductible under
Section 162(a)(1), 162(m) or 404 of the Code or (2) that is an "excess parachute payment" pursuant to Section 280G of the Code.

                           (viii) FOREIGN SUBSIDIARIES AND EMPLOYEES. There are
no Subsidiaries organized under the laws of or doing business in any country other than the United States, and none of the Employee Plans which covers any employee or former employee of the Company covers any person who is employed in any country other than the United States.

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                           (ix) FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS.
None of the Company or any plan fiduciary of any Welfare Plan or Pension Plan which covers or has covered employees or former employees of the Company or any ERISA Affiliate has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code.

                           (x) LITIGATION. None of the Company, any ERISA
Affiliate, or any Employee Plan that covers or has covered employees or former employees of the Company (with respect to their relationship with the Company) is a party to any litigation relating to or seeking benefits under any Employee Plan.

                           (xi) NO AMENDMENTS. Neither the Company nor any ERISA
Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans which are intended to cover employees or former employees of the Company (with respect to their relationship with the Company) or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of the Company (with respect to their relationship with the Company).

                           (xii) COAL INDUSTRY RETIREE HEALTH BENEFITS. Neither
the Company nor any ERISA Affiliate has any liability, directly or indirectly, contingent or otherwise, under Code Sections 9701 through 9722 or with respect to the "United Mine Workers of America Combined Benefit Fund", established under Code Section 9702, any "individual employer plan", described in Code Section 9711, or the "1992 UMWA Benefit Plan", established under Code Section 9712.

                           (xiii) INSURANCE CONTRACTS. No Employee Plan holds as
an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

                           (xiv) NO OTHER MATERIAL LIABILITIES. No event has
occurred in connection with which the Company or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (1) under any statute, regulation or governmental order relating to any Employee Plan or (2) pursuant to any obligation of the Company to indemnify any person against liability incurred under, any such statute, regulation or order as they relate to the Employee Plans.

         4.25 NO BROKERS. The Company does not and will not have any obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         4.26 NO OTHER AGREEMENTS TO SELL THE ASSETS OR CAPITAL STOCK OF THE COMPANY. The Company has no legal obligation, absolute or contingent, to any other Person to sell or effect a sale of the capital stock of the Company (except as set forth in DISCLOSURE SCHEDULE 4.1) or to effect any merger, consolidation or the reorganization of the Company or to enter into any agreement or cause the entering into of an agreement with respect thereto, other than as set forth herein.

         4.27 BOOKS AND RECORDS. The Company has made and kept (and given Merged Co access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The Company has not engaged in any material transaction, maintained any bank account or used any corporate funds in connection with the business of the Company except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

         4.28 AMERICANS WITH DISABILITIES ACT COMPLIANCE. The Facilities have been constructed and maintained in accordance and full compliance with the ADA. The Company has not received any notice to the effect that, or otherwise been advised that, the Facilities are not in compliance with the ADA, and the Company has no reason to anticipate that any existing circumstances at any of the Facilities are likely to result in violation of the ADA. No representation or warranty is being made herein regarding the

J.A.B. International Trading Co.
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Brush Creek Mining and Development, Inc.
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subject matter hereof which may arise or otherwise occur as a result of any alterations, changes or additions of any nature made to any of the Facilities by Merged Co.

         4.29 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties by the Company in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished or to be furnished to Merged Co or the Stockholders pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

         4.30 INVESTMENTS. The Company does not own or have the right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity, other than (i) non-controlling investments made in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business, and (ii) other investments of less than $10,000 in the aggregate.

         4.31 INSIDER INTERESTS. DISCLOSURE SCHEDULE 4.31 sets forth all material contracts, agreements with and other obligations to officers, directors, employees or shareholders of the Company and their affiliates. Except as set forth in DISCLOSURE SCHEDULE 4.31, no officer, director or shareholder of the Company, and no entity controlled by any such officer, director or shareholder, and no relative or spouse who resides with any such officer, director or shareholder (i) owns, directly or indirectly, any material interest in any Person that is or is engaged in business, other than on an arm's-length basis, as a competitor, lessor, lessee, customer or supplier of the Company or
(ii) owns, in whole or in part, any tangible or intangible property that the Company uses in the conduct of its business.

         4.32 TAX FREE REORGANIZATION.

                  4.32.1 No part of the consideration to be distributed by Company to any Stockholder is being distributed to any such Stockholder pursuant to this Agreement as a creditor, employee, or in any capacity other than that of a stockholder of Merged Co.

                  4.32.2 The Company has been engaged in the active conduct of a trade or business during the five-year period ending on the date of distribution of shares of the Company to the Stockholders. Each such trade or business has and continues to involve entrepreneurial endeavors of such a nature and to such an extent as to quantitatively distinguish its operations from mere investments. All such trades or businesses during said period have involved active and substantial managerial and operational activities. Each such business activity has been the activity of the Company itself (through its officers and employees) and not the activity of independent contractors.

                  4.32.3 With respect to the active businesses engaged in by the Company, which are discussed in Section 4.32.2 above, each such business has been continuously conducted by the Company for the five-year period ending on the date of distribution of the stock of the Company. The Company has not acquired any of the businesses discussed hereunder at any time during that five-year period in a transaction in which gain or loss was recognized in whole or part.

                  4.32.4 Following the merger contemplated by this Agreement, the Company will continue the active conduct of its businesses.

                  4.32.5 Neither Merged Co nor the Company will assume any liabilities of any Stockholder incident to the exchanges of stock contemplated by this Agreement, and no indebtedness of the Company will be assumed by any Stockholder incident to the exchanges contemplated by this Agreement.

                  4.32.6 No indebtedness exists or will exist the Company and any Stockholder.

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Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 23

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                  4.32.7 The terms of the exchange of Company Stock for their respective shares of capital stock in Merged Co pursuant to this Agreement have been determined by arm's-length negotiation among the Stockholders and the Company and for valid business purposes.

                  4.32.8 There is no plan or intention to liquidate the Surviving Corporation or to merge the Surviving Corporation with any other company or to sell or otherwise dispose of the assets of the Surviving Corporation subsequent to the transaction.

                  4.32.9 There is no present intention of any Stockholder to sell, exchange, transfer by gift, or otherwise dispose of any of its stock or securities of the Company subsequent to the closing of the transaction contemplated by this Agreement.

                  4.32.10 Payment made in connection with any and all continuing transactions between the Company or Merged Co and any Stockholder will be for fair market value based on terms and conditions arrived at by such Stockholder's bargaining at arm's length.

                  4.32.11 None of the stock or securities to be issued by the Company pursuant to this Agreement is to be issued as compensation, royalties, or any other consideration.

                  4.32.12 The Company is not insolvent.

                  4.32.13 None of the stock or securities of the Company to be received by any Stockholder is attributable to interest accrued on securities held by any Stockholder.

                                            ARTICLE 5

                           REPRESENTATIONS AND WARRANTIES OF MERGED CO

         Merged Co hereby represents and warrants to the Company as follows:

         5.1 ORGANIZATION OF MERGED CO . Merged Co is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida.

         5.2 AUTHORIZATION. Merged Co has all necessary corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and no other proceedings on the part of Merged Co are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merged Co and is a legal, valid and binding obligation of Merged Co, enforceable against it in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

         5.3 CAPITALIZATION. Each Stockholder owns of record the outstanding shares of capital stock as of the date hereof or as of the Closing Date, respectively, of Merged Co, as set forth opposite such Stockholder's name in DISCLOSURE SCHEDULE 4.1.3, free and clear of all Encumbrances, with full right, power and authority to transfer such shares to the Company. Except as set forth in DISCLOSURE SCHEDULE 4.1.3, there are no outstanding subscriptions, calls, commitments, warrants or options for the purchase of shares of any capital stock or other securities of Merged Co or any securities convertible into or exchangeable for shares of capital stock or other securities issued by Merged Co, or any other commitments of any kind for the issuance of additional shares of capital stock or other securities issued by Merged Co. Upon delivery to the Company, the capital stock of Merged Co will be free and clear of all Encumbrances and shall be duly authorized, validly issued, fully paid and non-assessable. At the Closing, the Stockholders will transfer good and marketable title to the capital stock of Merged Co to the Company.

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 24

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         5.4 NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Certificate or Articles of Incorporation or bylaws of Merged Co, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Merged Co or a Stockholder is a party, which breach or default could reasonably be expected to have a Material Adverse Effect on the business or financial condition of Merged Co or its ability to consummate the transactions contemplated hereby or (c) a violation by Merged Co or a Stockholder of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation could reasonably be expected to have a Material Adverse Effect on the business or financial condition of Merged Co, or its ability to consummate the transactions contemplated hereby.

         5.5 CONSENTS AND APPROVALS. Except as set forth on DISCLOSURE SCHEDULE 5.4, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Merged Co or any Stockholder in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         5.6 NO BROKERS. Any obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby is solely the obligation of Merged Co. Any such fee payable by any Stockholder is solely the obligation of such Stockholder.

         5.7 SECURITIES ACT OF 1933 Each Stockholder is acquiring shares of Company Stock for investment purposes, solely for his or her own account and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Act"), that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to such Stockholder's right at all times to sell or otherwise dispose of all or any part of the Company Stock pursuant to an effective registration statement under the Act or pursuant to an exemption from the registration requirements of the Act.

                                            ARTICLE 6

                    COVENANTS OF THE STOCKHOLDERS, THE COMPANY, AND MERGED CO

The Company and Merged Co covenant and agree with each other as follows:

         6.1 FURTHER ASSURANCES:

                  6.1.1 Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, all actions necessary to satisfy the conditions to Closing set forth in Articles 7 and 8 hereof, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective best efforts (i) to obtain all necessary waivers, consents and approvals from other parties to the Contracts and Leases; PROVIDED, HOWEVER, that the Company shall not be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals without the written consent of Merged Co, (ii) to obtain all necessary Permits as are required to be obtained under any Regulations, (iii) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other court order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to give all notices to, and make all registrations and filings with third parties, including, without limitations, submissions of information requested by

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 25

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governmental authorities and (vi) to fulfill all conditions to this Agreement.
The Company will promptly commence all actions required under this Section 6. 1.

                  6.1.2 Merged Co and the Company agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books and records) relating to the Company as are reasonably necessary to respond to notices or audit requests, for the preparation of any return with respect to Taxes or claims for refund, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment with respect to Taxes.

         6.2 CONDUCT OF BUSINESS. From the date hereof through the Closing, except as contemplated by this Agreement, or as consented to by the other party in writing, each of the Company and Merged Co (each sometimes referred to in this section 6.2 as the "Entity") shall be operated in the ordinary course and in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, Neither the Company nor Merged Co shall, except as specifically contemplated by this Agreement, as set forth in DISCLOSURE SCHEDULE 6.2, or as consented to in writing, by Merged Co and the Stockholders in case of the Company, and by the Company in the case of Merged Co:

                  (a) change or amend the Organizational Documents of the Entity;

                  (b) enter into, extend, materially modify, terminate or renew any Lease or any Contract, except modifications, extensions or renewals of Contracts in the ordinary course of business;

                  (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Assets or any interests therein except in the ordinary course of business and, without limiting the generality of the foregoing, the Entity will maintain, dispose of, and sell Inventory consistent with past practices;

                  (d) incur any liability for indebtedness for borrowed money, guarantee the obligations of others, indemnify or agree to indemnify others or, except in the ordinary course of business, incur any other liability;

                  (e) (i) take any action with respect to the grant of any bonus, severance or termination pay (otherwise than pursuant to policies or agreements of the Entity in effect on the date hereof that are described on the Disclosure Schedules) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee of the Entity or pay, any benefit not required by any existing Employee Plan or policy, other than as set forth in DISCLOSURE SCHEDULE 6.2;

                           (ii) make any change in the key management structure
of the Entity, including, without limitation, the hiring of additional officers or the termination of existing officers;

                           (iii) adopt, enter into or amend any Employee Plan,
agreement (including, without limitation, any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee, except for any such amendment as may be required to comply with applicable regulations; or

                           (iv) fail to maintain all Employee Plans in
accordance with applicable Regulations;

                  (f) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of, any corporation, partnership, association or other business organization or division thereof or acquire any Subsidiary;

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 26

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                  (g) willingly allow or permit to be done any act by which any of the Insurance Policies may be suspended, impaired or canceled;

                  (h) enter into, renew, modify or revise any agreement or transaction relating to the Entity with any of its or their Affiliates;

                  (i) fail to maintain the Assets in substantially their current state of repair, excepting normal wear and tear, or fail to replace (consistent with the Entity's past practice) inoperable, worn-out or obsolete or destroyed Assets;

                  (j) make any loans or advances relating to the Entity to any partnership, firm, individual, or corporation, except for expenses incurred in the ordinary course of business consistent with past practice;

                  (k) fail to comply in all material respects with all Regulations applicable to the Entity and the Assets;

                  (l) change any of the GAAP or Tax accounting methods or practices of the Entity as historically applied or make any new elections or change any existing elections with respect to Taxes;

                  (m) intentionally do any other act which would cause any representation or warranty of the Entity in this Agreement to be or become untrue, or any covenant in this Agreement to be breached, in any material respect;

                  (n) fail to use reasonable efforts consistent with past business practice to (i) maintain the Entity so that the services of its officers, employees, consultants and agents will remain available to it on and after the Closing Date, (ii) maintain existing relationships with suppliers, customers and others having business dealings with the Entity and (iii) otherwise preserve the goodwill of the business of the Entity so that such relationships and goodwill will be preserved on and after the Closing Date;

                  (o) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder;

                  (p) except as set forth in DISCLOSURE SCHEDULE 6.2, declare, set aside for payment, or pay any dividend or distribution in respect of any capital stock of the Entity; redeem, purchase or otherwise acquire any of the Entity's equity securities; pay any bonus, fee or other payment; or otherwise transfer any of the Assets to or on behalf of any stockholder of the Entity or any Affiliate of the Entity, including, without limitation, any payment of principal of or interest on any debt owed to any of the foregoing or any payment of a bonus, fee or other payment to any of the foregoing as an employee of the Entity; or

                  (q) fail to comply with all applicable filing, payment, withholding, collection and record retention obligations under all applicable federal, state, local or foreign Tax laws.

         6.3 RECORDS. Each Entity shall have prepared and made available (or, in the case of a portion of a period ending on the Closing Date, will prepare and make available before the Closing) to the other Entity all of such Entity's books and working papers that clearly demonstrate the income and activities of such Entity for any period or any portion of a period ending on or prior to the Closing Date.

         6.4 ACCESS TO CONTRACTS, BOOKS AND RECORDS. The Company shall allow the Stockholders and Merged Co, and Merged Co shall allow the Company, and each of their respective counsel, accountants, and other representatives, during regular business hours to make such inspection of the Assets and to inspect and make copies of Contracts, Books and Records or other information requested by the other Entity and related to the operation of the business of the Entity, including historical financial information concerning the business of the Entity. Each Entity shall furnish to the other Entity promptly upon request (i) all such additional documents and information with respect to the affairs of the Entity

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 27

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relating to its business or (ii) access to Personnel and to the Entity's accountants and counsel as the other Entity or its counsel or accountants may from time to time reasonably request and shall instruct such Personnel, accountants and counsel to cooperate with the other Entity, and to provide such information as the other Entity and such representatives may request, in all cases only to the extent the foregoing relate to the subject matter of this Agreement.

         6.5 ENVIRONMENTAL. Prior to the Closing, each Entity shall have the right, at its sole cost and expense, to (i) conduct tests of the soil surface or subsurface waters and air quality at, in, on, beneath or about the Leased Property and the Owned Real Property of the other Entity and to conduct such other procedures as may be recommended by an environmental consultant engaged by the requesting Entity based on its reasonable professional judgment, in a manner consistent with good engineering practice, (ii) inspect records, reports, permits, applications, monitoring results, studies, correspondence data and any other information or documents relevant to environmental conditions or environmental noncompliance; and (iii) inspect all buildings and equipment at the properties of the other Entity, including, without limitation, the visual inspection of the physical plant for asbestos-containing construction materials; PROVIDED, HOWEVER, that in each case, such tests and inspections shall be conducted only (x) during regular business hours and (y) in a matter that will not unduly interfere with the operation of the business of the other Entity and/or the use of, access to or egress from the properties of the other Entity.

         6.6 FINANCIAL STATEMENTS. Each Entity shall provide the other Entity with an unaudited balance sheet and the related statements of income, stockholders' equity and cash flows for each calendar month between the date of this Agreement and the Closing Date within 30 days after the end of each month. Such financial statements shall (i) be in accordance with the books and records of the Entity and (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated and present fairly, as of the respective dates thereof or the periods covered thereby, as applicable, the financial position, stockholders' equity, cash flows and results of operations of the Entity.

         6.7 NOTIFICATION OF CERTAIN MATTERS. Between the date of this Agreement and the Closing, each Entity shall give prompt notice to the other Entity of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (ii) any material failure of the Entity or any Affiliate, officer, director, employee, agent or stockholder of the Entity to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. During the same period, the Entity shall promptly notify the other Entity of the occurrence of any breach of the Entity of any covenant in this Article 6 or of the occurrence of any event that may make the satisfaction of the conditions in Article 8 impossible or unlikely. Should any such fact or condition require any change in any Disclosure Schedule if the Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, the Entity making such change will promptly deliver to the other Entity a supplement to the Disclosure Schedule specifying such change; PROVIDED, HOWEVER, that such delivery shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition.

         6.8 NO MERGERS, CONSOLIDATIONS, SALE OF STOCK ETC. Neither Entity will, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of the Entity's capital stock or the merger of the Entity with, or any direct or indirect disposition of a significant amount of the Assets or the business of the Entity to, any person other than the parties to this Agreement or its affiliates, or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction. In the event that either Entity, or any of their respective Affiliates, receives an unsolicited offer for such a transaction or obtains information that such an offer is likely to be made, the Entity receiving such offer will provide the other Entity with notice thereof as soon as practical after receipt, including the identity of the prospective purchaser or soliciting party.

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 28

         6.9 LANDLORD CONSENTS. If (and only if) required by a Lease and requested by the Stockholders, in the case of the Company, or by the Company in the case of Merged Co, with respect to each Facility Lease, Entity upon whom a request is made shall use its best efforts to obtain a consent for each such Lease prior to the Closing Date. In such event the Entity shall send requests for the consents in such manner as required by each Lease and shall promptly thereafter provide the other Entity with copies of such requests along with proof of mailing. Each Entity shall permit the other Entity to provide any landlord, at such landlord's written request, with such Entity's financial statements, provided the landlord covenants in writing to keep the information in such financial statements confidential.

         6.10 PAYMENT OF INDEBTEDNESS BY AFFILIATES. Each Stockholder will cause all indebtedness owed to the Merged Co by such Stockholder or any other Affiliate of such Stockholder to be paid in full on or prior to Closing.

         6.11 APPROVAL OF SHAREHOLDERS. The Board of Directors of the Company, unless and until it determines, based on the advice of its counsel, that its fiduciary responsibilities and obligations preclude such recommendation, shall recommend to the shareholders of the Company approval and adoption of the Merger and the actions contemplated hereby.

         6.12 DISSENTERS' RIGHTS. Merged Co shall not settle or compromise any claim for dissenters' rights prior to the Effective Time without the prior written consent of the Company.

         6.13 CERTIFICATES OF MERGER. Subject to the terms and conditions of this Agreement, the Company and Merged Co shall cause appropriate Articles of Certificates of Merger to be prepared and properly executed and filed with the Secretary of States of the State of Florida and Nevada on the Closing Date.

                                            ARTICLE 7

                              CONDITIONS TO MERGED CO'S OBLIGATIONS

         The obligations of the Stockholders to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Stockholders in accordance with Section 10.5 hereof:

         7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except with respect to representations and warranties which are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, and the Company shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

         7.2 NO INJUNCTION. No injunction or restraining order shall be in effect prohibiting the transactions contemplated hereby.

         7.3 CERTIFICATES. The Company will furnish Merged Co with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by Merged Co.

         7.4 CORPORATE DOCUMENTS. Merged Co shall have received from the Company resolutions adopted by the board of directors of the Company approving this Agreement and the transactions contemplated hereby, certified by the Company's corporate secretary.

         7.5 DUE DILIGENCE. Merged Co shall be satisfied, in its sole discretion, with the results of its due diligence examination of the Company.

                                            ARTICLE 8

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 29

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                             CONDITIONS TO THE COMPANY'S OBLIGATION

         The obligations of the Company to consummate any of the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, each of which may be waived by the Company in accordance with Section 10/5 hereof:

         8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of each of the Merged Co contained in this Agreement shall be true and correct in all material respects (except with respect to representations and warranties which are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct) as of the date of this Agreement and (except with respect to and to the extent of actions expressly permitted under Article 6 hereof) as of the Closing Date as though made on the Closing Date, and Merged Co and the Stockholders shall have performed all agreements and covenants required hereby to be performed by any of them prior to or at the Closing Date.

         8.2 CONSENTS; REGULATORY COMPLIANCE AND APPROVAL. All Permits, consents, approvals and waivers from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby and for the operation of Merged Co by the Company (including, without limitation, all required third party consents) shall have been obtained. The Company shall be reasonably satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and that the parties shall have complied with all Regulations applicable to the acquisition contemplated hereby.

         8.3 NO GOVERNMENTAL PROCEEDINGS OR LITIGATION. No Action by any governmental authority or other person shall have been instituted or threatened for the purpose of enjoining or preventing the transactions contemplated by this Agreement, that (i) questions the validity or legality of the transactions contemplated hereby, (ii) could reasonably be expected to have a Material Adverse Effect, or (iii) seeks to enjoin consummation of the transactions contemplated hereby or could reasonably be expected to cause any of the transaction contemplated by this Agreement to be rescinded following consummation.

         8.4 DUE DILIGENCE. The Company shall be satisfied, in its sole discretion, with the results of its due diligence examination of Merged Co.

         8.5 NO INJUNCTION. No Injunction or restraining order shall be in effect prohibiting the transactions contemplated hereby.

         8.6 CERTIFICATES. Merged Co will have furnished the Company with such certificates of the officers of Merged Co and others to evidence compliance with the conditions set forth in this Article 8 as may be reasonably requested by the Company.

                                            ARTICLE 9

                                     ACTIONS BY THE PARTIES
                                        AFTER THE CLOSING

         9.1 BOOKS AND RECORDS. The Parties agree that each will cooperate with and make available to the other party, during normal business hours, all Books and Records, information and Personnel (without substantial disruption of employment) retained and remaining in existence after the Closing Date that are related to the business of the Company and that are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or Personnel for any reasonable business purpose. The party requesting any such Books and Records, information or Personnel shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or Personnel.

J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
Page 30

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         9.2 SURVIVAL OF REPRESENTATIONS, ETC. All of the representations and warranties made by each party in this Agreement or in any attachment, Exhibit, Disclosure Schedule, certificate, document or list attached to this Agreement shall survive the Closing for the period ending five (5) years after the Closing (and claims based upon or arising out of such representations and warranties may be asserted at any time before such date); PROVIDED, HOWEVER, that (i) the representations and warranties set forth in Sections 4.17, 4.23 and 4.24 hereof shall survive until the expiration of the applicable statute of limitations (with extensions), and (ii) the representations and warranties set forth in
Section 4.1.2 shall survive in perpetuity with respect to the matters addressed in such sections. Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

         9.3 INDEMNIFICATION. Each Party shall indemnify, save and hold harmless the other and their Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from, or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made in or pursuant to this Agreement, and (ii) any breach of any covenant or agreement made in or pursuant to this Agreement. All payments to be made pursuant to this Section 9.3 shall be paid promptly.

                  9.3.1 MEDIATION AND ARBITRATION. It is understood and agreed between the parties hereto that any and all Indemnity Claims of any nature whatsoever, other than Indemnity Claims relating to Taxes or environmental Claims, arising out of, in connection with, or in relation to (i) the interpretation, performance or breach of this Article 9, or (ii) the arbitrability of any Indemnity Claims under this Article 10, shall be resolved in accordance with a two-step dispute resolution process administered by American Arbitration Association ("AAA") involving first, mediation before a retired judge from the AAA panel, followed, if necessary, by final and binding arbitration before the same, or if requested by either party, another AAA panel of three persons.

                           (i) MEDIATION. In the event any Indemnity Claim is
not resolved by an informal negotiation between the parties hereto, within 30 days after the party against whom an Indemnity Claim is asserted receives written notice that an Indemnity Claim exists, the matter shall be referred to the Orlando, Florida, offices of AAA for an informal, non-binding mediation consisting of one or more conferences between the parties in which a certified mediator will seek to guide the parties to a resolution of the Indemnity Claims. The parties shall select a mutually acceptable neutral from among the AAA panel of mediators. In the event the parties cannot agree on a mediator, the Administrator of AAA will appoint a mediator. The mediation process shall continue until the earliest to occur of the following: (i) the Indemnity Claims are resolved, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) 180 days have elapsed since the Indemnity Claim was first scheduled for mediation.

                           (ii) ARBITRATION. Should any Indemnity Claims remain
after the completion of the mediation process described above, each party hereto agrees to submit all remaining Indemnity Claims to final and binding arbitration administered by AAA in accordance with the then existing AAA Arbitration Rules. Neither party nor the arbitrators shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties; PROVIDED, HOWEVER, that such prior written consent shall not be required when an obligation to disclose arises under applicable laws or governmental regulations or pursuant to a subpoena or other legal process. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this subparagraph
(ii). The arbitrators shall apply the substantive law (and the law of remedies, if applicable) of the state of Delaware, or federal law, or both, as applicable. The arbitrators are without jurisdiction to apply any different substantive law. The arbitrators shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrators shall render an award and a written, reasoned opinion in support thereof. Such award may include reasonable attorneys' fees to the prevailing party. Judgment upon the award may be entered in any court having jurisdiction


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thereof. Any proceedings held by the arbitrators shall be held within the city of Orlando, Florida, or at such other location mutually acceptable to the parties hereto.

                           (iii) ADDITIONAL REMEDIES. Adherence to this dispute
resolution process shall not limit the parties' right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests. Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Indemnification Claims arising out of or relating to this Article 9.

                           (iv) CONTINUATION OF PERFORMANCE. Unless otherwise
agreed in writing, the Company and the Stockholders shall continue to perform their respective obligations under this Agreement during any mediation, arbitration or court proceeding.

                  9.3.2 DEFENSE OF CLAIMS. If a claim for Damages (an
"Indemnity Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, subject to Section 9.2 hereof, give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this
Section 9.3. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual prejudice caused by such failure. After such notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party, provided that the indemnifying party shall have the opportunity to advise and comment on the Indemnity Claim. The indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this
Section 9.3 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

                  9.3.3 PRODUCT LIABILITY AND PRODUCT WARRANTY. The provisions of this Section 9.3 shall cover all liabilities of whatever kind, nature or description relating, directly or indirectly, to product liability, product warranties, litigation (to the extent not covered by insurance) or claims against the Company or Merged Co in connection with, arising out of, or relating to products sold or shipped or services performed by Merged Co or the Company, respectively.

                  9.3.4 BROKERS AND FINDERS. Pursuant to the provisions of this Section 9.3, each of the Company and Merged Co shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

                  9.3.5 REPRESENTATIVES. No individual Representative of any party shall be personally liable for any Damages under the provisions contained in this Section 9.3. Nothing herein shall relieve either party of any liability to make any payment expressly required to be made by such party pursuant to this Agreement.

                  9.3.6 DAMAGES. As used in this Section 193, the term
"Damages" shall mean any and all costs, losses, Taxes, liabilities, obligations, damages, including payments made pursuant to this Article 10, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including, without limitation, any clean-up or remedial action), lost profits and other

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losses resulting from any shutdown or curtailment of operations of the Company, damages to the environment, reasonable attorneys' fees, all amounts which would constitute Damages but for payments received under any insurance policy the premium for which has been paid by any Person that is an Affiliate of the Company, other than Merged Co, and all amounts paid in investigation, defense or settlement of any of the foregoing. The term "Damages" as used in this Section
9.3 is not limited to matters asserted by third parties but includes Damages incurred or sustained in the absence of third-party claims.

         9.4 CERTAIN TAX MATTERS. The following provisions shall govern the allocation of responsibility as between Merged Co and the Company for certain tax matters following the Closing:

                  (a) For any Tax years ending on or before the Closing Date, the Company shall prepare or cause to be prepared all Tax Returns for Merged Co which are required to (or pursuant to an extension may) be filed after the Closing Date. Subject to the requirements of applicable law, each such Tax Return shall be prepared in a manner consistent with Merged Co's past practices. Each income Tax Return of Merged Co shall be submitted to the Stockholders at least 30 days prior to the due date (including any extension thereof) for filing such Tax Return, and the Company shall permit the Stockholders to make comments on each such Tax Return prior to the filing thereof. The Company shall file timely or cause to be filed timely such Tax Return.

                  (b) Merged Co, the Company, and the Stockholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 9.4 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include provision of appropriate powers of attorney or similar authorizations, the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company shall retain all books and records with respect to Tax matters pertinent to Merged Co relating to any tax periods and shall abide by all record retention agreements entered into with any taxing authority, and shall give the Stockholders reasonable written notice prior to transferring, destroying or discarding any such book and records prior to the expiration of the applicable statute of limitations for that tax period, and if the Stockholders so requests in the event of any proposed destruction or discarding of the books and records, the Company shall allow the Stockholders to take possession of such books and records. The Company and the Stockholders shall, upon request, use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). Each party shall pay its own expenses incurred in complying with this Section 10.4(b).

                  (c) The Stockholders shall, at their expense, be entitled to control any Tax audit of Merged Co to the extent such audit affects or may affect the amount or character of income, gain or loss includible by any of the Stockholders for periods or portions thereof ending on or before the Closing Date. The Company shall control all Tax audit issues of Merged Co that the Stockholders are not entitled, or do not elect, to control.

                                           ARTICLE 10

                                          MISCELLANEOUS

         10.1 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement.

         10.2 NOTICES; TRANSFER OF FUNDS. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to

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have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service; and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

         If to Merged Co:          J. A. B. International Trading Co.
                                   1013 Fairway Drive
                                   Winter Park, FL  32792
                                   Attention:  President
                                   Fax:  407- 829-6453

                  With copies to:  Grocock & Abramson
                                   126 E. Jefferson Street, Suite 200
                                   Orlando, Florida 32801

                                   Attention:  J. Bennett Grocock, Esquire
                                   Fax:  407-425-0032

         If to the Company:        Brush Creek Mining and Development, Inc.
                                   970 East Main Street, Suite 200
                                   Grass Valley, CA  95495
                                   Attention: Board of Directors

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

         10.3 CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of Florida without reference to its choice of law provisions, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

         10.4 SUBMISSION TO JURISDICTION. Subject to the provisions of Section
10.3 hereof, each party to this Agreement hereby submits to the non-exclusive jurisdiction of the United States District Courts for the Middle District of Florida, Orlando Division and of any Florida State court sitting in Orlando, Florida, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by law, any objections which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         10.5 ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits and schedules hereto (including the Disclosure Schedules), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         10.6 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

         10.7 EXPENSES. Except as otherwise specified in this Agreement, Merged Co shall pay the legal, accounting, out-of-pocket and other expenses of the parties incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

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         10.8 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         10.9 TITLES; GENDER. The titles, captions or headings of the Articles and Sections herein, and the use of a particular gender, are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         10.10 PUBLICITY. Except as required by law, no party hereto shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior approval of the other parties. The Company or Merged Co may, at their discretion, issue or make an appropriate press release or public announcement after the execution and delivery of this Agreement following consultation with the other party.

         10.11 BURDEN AND BENEFIT. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. There are no third party beneficiaries of this Agreement.

         10.12 CUMULATIVE REMEDIES. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have in equity or at law, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         10.13 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                             [Signature contained on following page]

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Brush Creek Mining and Development, Inc.
Page 35

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                                "MERGED CO"

                            J.A.B. INTERNATIONAL TRADING CO.


                            By:      /S/ JEFFERSON A. BOOTES
                                 -----------------------------------------------
                                     Jefferson A. Bootes, President

                                              "COMPANY"

                            BRUSH CREEK MINING & DEVELOPMENT CO., INC.


                            By:      /S/ HOWARD I. KALODNER
                                ------------------------------------------------
                                     Howard I. Kalodner, Director





J.A.B. International Trading Co.
Agreement and Plan of Merger with
Brush Creek Mining and Development, Inc.
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